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                                                                     Exhibit 4.9

                              CERTIFICATE OF TRUST

                                       OF

                           HALLIBURTON CAPITAL TRUST I

     This Certificate of Trust is being executed as of November 29, 2001 for the purpose of creating a business trust pursuant to the Delaware Business Trust

Act, 12 Del. C. (SS) 3801 et seq. (the "Act").

     The undersigned hereby certify as follows:

     1.   Name: The name of the business trust is Halliburton Capital Trust I

(the "Trust").

     2.   Delaware Trustee. The name and business address of the Delaware resident trustee of the Trust meeting the requirements of Section 3807 of the

Act are as follows:

          Chase Manhattan Bank USA, National Association
          500 Stanton Christiana Road
          Building 4 - 3rd Floor
          Newark, Delaware 19713

     3.   Effective. The Certificate of Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.

     4.   Counterparts. This Certificate of Trust may be executed in one or more counterparts.

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     IN WITNESS WHEREOF, the undersigned, being all of the trustees of the

Trust, have duly executed this Certificate of Trust as of the day and year first above written.

                                           CHASE MANHATTAN bank USA,
                                           NATIONAL ASSOCIATION
                                           as Delaware Trustee


                                           By: /s/Denis Kelly
                                              ----------------------------------
                                              Name: Denis Kelly
                                              Title: Assistant Vice President


                                            /s/Susan S. Keith
                                           -------------------------------------
                                           Susan S. Keith, as Trustee


                                            /s/John M Allen
                                           -------------------------------------
                                           John M. Allen, as Trustee


                                            /s/Bruce A. Metzinger
                                           -------------------------------------
                                           Bruce A. Metzinger, as Trustee


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